UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 23, 2011 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2011, PG&E Corporation announced that the position of Senior Vice President, Corporate Strategy and Development, currently held by Rand L. Rosenberg, will be eliminated effective October 31, 2011 as PG&E Corporation concentrates its resources on improving the utility operations of its subsidiary, Pacific Gas and Electric Company.  Mr. Rosenberg is entitled to receive the severance benefits described in PG&E Corporation’s most recent proxy statement, subject to the terms of the PG&E Corporation Officer Severance Policy as described in the proxy statement.  Mr. Rosenberg’s severance benefits will be funded entirely by PG&E Corporation shareholders.

Because Mr. Rosenberg has served continuously for at least five years and is at least 55 years of age, the PG&E Corporation Long-Term Incentive Plan (“LTIP”) provides that Mr. Rosenberg’s LTIP awards will continue to vest as if he had remained employed.  Mr. Rosenberg’s LTIP awards consist of 3,698 shares of restricted stock, 26,399 restricted stock units, and 33,555 performance shares that will vest and become payable, if at all, in accordance with the original terms of the awards.  In addition, 32 shares of phantom stock awarded to Mr. Rosenberg under PG&E Corporation’s Executive Stock Ownership Program will vest and be settled in an equal number of shares of PG&E Corporation common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: September 29, 2011	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: September 29, 2011	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary